                                                                      EXHIBIT 19

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                                           IMC HOME EQUITY LOAN OWNER TRUST
                                          HOME EQUITY LOAN ASSET-BACKED NOTES
                                                     SERIES 1998-6
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 DISTRIBUTION:               21-Dec-98                                                                            PAGE # 1






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   ORIGINAL         BEGINNING                                                        ENDING             OVER-            ENDING
     NOTE             NOTE          PRINCIPAL       INTEREST         TOTAL            NOTE        COLLATERALIZATION       LOAN
    BALANCE          BALANCE       DISTRIBUTION   DISTRIBUTION    DISTRIBUTION       BALANCE           AMOUNT            BALANCE
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700,000,000.00   686,178,432.13   10,652,449.73   3,522,382.62   14,174,832.35   675,525,982.40    5,817,690.87       681,343,673.27


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  FACTOR INFORMATION PER $1,000                                            NOTE RATES


  ------------------------------------------------------------------       ---------------------------------
         PRINCIPAL               INTEREST             ENDING NOTE              INIT NOTE       CURR NOTE
       DISTRIBUTION            DISTRIBUTION             BALANCE                  RATE             RATE
  ------------------------------------------------------------------       ---------------------------------

       15.21778532              5.03197517            965.03711772             6.16000%        6.16000%
  ==================================================================       =================================















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IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:






                                               THOMAS ROLLAUER
                                       THE CHASE MANHATTAN BANK - ASPG
                                       450 WEST 33RD STREET, 15TH FLOOR
                                           NEW YORK, NEW YORK 10001
                                                (212) 946-3881











(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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                                           IMC HOME EQUITY LOAN OWNER TRUST
                                         HOME EQUITY LOAN ASSET-BACKED NOTES
                                                    SERIES 1998-6
===================================================================================================================================



  DISTRIBUTION:             21-Dec-98                                                                               PAGE # 2





SECTION 3.08 (1)       BEGINNING NOTE ACCOUNT BALANCE                                                0.00


SECTION 3.08 (2)       MONTHLY PAYMENT AMOUNT                                               14,174,832.35


SECTION 3.08 (3)       OVERCOLLATERALIZATION INCREASE AMOUNT                                 1,908,287.31


SECTION 3.08 (4)       INSURED PAYMENT                                                               0.00


SECTION 3.08 (7)       REALIZED LOSSES                                                               0.00


SECTION 3.08 (8)       OVERCOLLATERALIZATION REDUCTION AMOUNT                                        0.00



                                                                                                                    PER $1000
                                                                                                                    ---------
SECTION 3.09 (a)(i)    NOTE DISTRIBUTION                                                    14,174,832.35               20.66


SECTION 3.09 (a)(ii)   PRINCIPAL DISTRIBUTION
                                             INSTALLMENT PRINCIPAL COLLECTED                   584,827.90                0.85
                                             PRINCIPAL PREPAYMENTS                           8,091,334.52               11.79
                                             OVERCOLLATERALIZATION INCREASE AMOUNT           1,908,287.31                2.78
                                             RECOVERIES FROM PRIOR PERIODS                           0.00                0.00
                                             OTHER                                              68,000.00                0.10



SECTION 3.09 (a)(iv)   CARRYFORWARD AMOUNT                                                           0.00


SECTION 3.09 (a)(v)    INSURED PAYMENT                                                               0.00


SECTION 3.09 (a)(vi)   ENDING AGGREGATE LOAN BALANCE                                       681,343,673.27
                       ENDING NUMBER OF LOANS OUTSTANDING                                          11,463


SECTION 3.09 (a)(vii)  OVERCOLLATERALIZATION AMOUNT                                          5,817,690.87
                       OVERCOLLATERALIZATION DEFICIT                                                 0.00


SECTION 3.09 (a)(ix)   SUBSTITUTION AMOUNTS INCLUDED IN DISTRIBUTION                                 0.00
                       LOAN PURCHASE PRICE AMTS INCLUDED IN DISTRIBUTION                        68,361.25


SECTION 3.09 (a)(x)    WEIGHTED AVERAGE COUPON OF THE HOME EQUITY LOANS                           10.7463%




SECTION 3.09 (a)(xiii) THREE LARGEST MORTGAGE LOAN BALANCE OUTSTANDING                         336,371.37
                                                                                               319,130.88
                                                                                               287,026.04







(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK
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                                                 IMC HOME EQUITY LOAN OWNER TRUST
                                               HOME EQUITY LOAN ASSET-BACKED NOTES
                                                           SERIES 1998-6
====================================================================================================================================



          DISTRIBUTION:               21-Dec-98                                                                    PAGE # 3





SECTION 3.09 (b)(i)     NUMBER AND AGGREGATE PRINCIPAL BALANCES OF DELINQUENT MORTGAGE LOANS:*

                        ---------------------------------------------------------------

                            CATEGORY      COUNT      AGG. PRIN. BAL.    PERCENTAGE
                        ---------------------------------------------------------------
                           30-59 DAYS      530        31,883,158.85             4.68%
                           60-89 DAYS      143         8,717,520.22             1.28%
                            90 + DAYS      127         7,297,668.89             1.07%
                        ---------------------------------------------------------------

                        *The number and aggregate principal balances of delinquent mortgage loans includes loans in foreclosure and bankruptcy



SECTION 3.09 (b)(ii)    NUMBER OF LOANS IN FORECLOSURE                                                               107

                        AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE                                 6,279,432.93



                        NUMBER OF LOANS IN FORECLOSURE THAT WERE COMMENCED
                        IN THE PRIOR MONTH                                                                            75

                        AGGREGATE PRINCIPAL BALANCE OF LOANS IN FORECLOSURE
                        THAT WERE COMMENCED IN THE PRIOR MONTH                                              3,980,756.90




SECTION 3.09 (b)(iii)   NUMBER OF LOANS IN BANKRUPTCY                                                                 39

                        AGGREGATE PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY                                  2,346,637.38



SECTION 3.09 (b)(iii)   NUMBER OF LOANS THAT ARE "BALLOON" LOANS                                                    2990

                        AGG PRIN BALANCE OF LOANS THAT ARE "BALLOON LOANS"                                203,171,143.55




SECTION 3.09 (b)(iv)    NUMBER OF REO PROPERTIES                                                                       1

                        AGGREGATE PRINCIPAL BALANCE OF REO PROPERTIES                                          23,953.87




SECTION 3.09 (b)(v)     BOOK VALUE OF REO PROPERTY                                                             33,750.00




SECTION 3.09 (b)(vi)    CUMULATIVE LOSS PERCENTAGE                                                            0.00000000%

                        CUMULATIVE REALIZED LOSSES                                                                  0.00

                        ANNUAL LOSS PERCENTAGE (ROLLING 12 MONTH)                                             0.00000000%






SECTION 3.09 (b)(vii)   60+ DELINQUENCY PERCENTAGE (ROLLING SIX MONTH)                                        1.46576126%
                        60+ DELINQUENT LOANS                                                               16,039,142.98




(C) COPYRIGHT 1996, THE CHASE MANHATTAN BANK

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